Exhibit 10.34.2
CONFIDENTIAL
EXECUTION COPY
Amendment Number Two to Visteon Salaried Employee Transition Agreement
     The Visteon Salaried Employee Transition Agreement dated as of October 1, 2005 by and between Ford Motor Company, a Delaware corporation, (“Ford”) and Visteon Corporation, a Delaware corporation (“Visteon”) (the “Agreement”), as amended by Amendment Number One to Visteon Salaried Employee Transition Agreement dated effective as of March 1, 2006, (the “Agreement”) is hereby further amended effective as of January 1, 2008 as follows:
1.	Article 7, Section 7.04 is hereby amended in its entirety and restated to provide as follows:

“Section 7.04. The provisions of Section 2.06 shall apply except that to the extent that Visteon rolled into an Additional Visteon Salaried Employee’s base salary a car allowance effective January 1, 2006 (“Visteon Car Allowance”), Ford shall reduce the starting Ford base salary by the amount of the Visteon Car Allowance. For any Additional Visteon Salaried Employee who transfers to Ford on or after January 1, 2008, Ford shall not reduce the starting base salary by the Visteon Car Allowance.”

2.	Article 7, Section 7.06 (ii) is hereby amended in its entirety and restated to provide as follows:

“(ii) For purposes of Section 4.03, the amount of the Visteon Car Allowance provided to an Additional Visteon Salaried Employee on or after January 1, 2006 will be deducted from the Ford base salary effective on the Employment Date and the Additional Visteon Salaried Employee shall be administered in accordance with the terms of Section 4.03. For any Additional Visteon Salaried Employee who transfers to Ford on or after January 1, 2008, Ford shall not reduce the starting base salary by the Visteon Car Allowance and such employee shall be eligible to commence participation in the management vehicle lease program to the extent otherwise eligible thereunder.”

3.	Except as otherwise specifically modified hereby, the Visteon Salaried Employee Transition Agreement shall remain in full force and effect.
[signatures appear on following page]

CONFIDENTIAL
EXECUTION COPY
     IN WITNESS WHEREOF, Ford and Visteon have caused this Agreement to be executed in multiple counterparts by their duly authorized representatives.

FORD MOTOR COMPANY

By:	/s/ Louis J. Ghilardi
Name:	Louis J. Ghilardi
Title:	Assistant Secretary

Date:	April 23, 2008

VISTEON CORPORATION

By:	/s/ Dorothy L. Stephenson
Name:	Dorothy L. Stephenson
Title:	Sr. V.P., Human Resources

Date:	April 30, 2008

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